Exhibit (4)(ii)

                           IDAHO GENERAL MINES, INC.

                            2003 STOCK OPTION PLAN

                            STOCK OPTION AGREEMENT

                                   No. _____

      Unless  otherwise  defined herein, the terms defined in the Idaho General

Mines, Inc. 2003 Stock Option  Plan  (the  "Plan")  shall have the same defined meanings in this Stock Option Agreement.

I.    NOTICE OF STOCK OPTION GRANT

      NAME:

      ADDRESS:

      The undersigned Optionee has been granted an Option  to  purchase  Common

      Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

      Date of Grant

      Vesting Commencement

      Exercise Price per Share     $

      Total Number of Options Granted

      Total Exercise Price         $

      Type of Option:              ___   Incentive Stock Option

                                   _ __  Nonstatutory Stock Option

      Term/Expiration Date:

      Vesting Schedule:

      This  Option shall be exercisable, in whole or in part, according to  the following vesting schedule:

      This Option is vested according to the following schedule:.

      Notwithstanding   the  foregoing  and  anything  contrary  in  the  Plan,

following an assumption or substitution in connection with a Change in Control,

if an Optionee's status as  a  Service Provider of the Company or the successor corporation is terminated by the  Company  or successor corporation as a result of  an  "Involuntary Termination" (as defined  below))  within  two  (2)  years following  the Change in Control, the Optionee shall fully vest in and have the right to exercise  the Option as to all of the Optioned Stock, including Shares as to which Optionee would not otherwise be vested or exercisable.

      For this purpose,  "Involuntary Termination" means (i) without Optionee's express written consent, a significant reduction of Optionee's duties, position or responsibilities relative to Optionee's duties, position or responsibilities in effect immediately prior  to  the Change in Control; (ii) without Optionee's express  written  consent,  a  substantial  reduction,  without  good  business reasons,  of  the  facilities  and  perquisites  (including  office  space  and location) available to Optionee immediately  prior  to  the  Change in Control;

(iii) without Optionee's express written consent, a material reduction  by  the

Company  of Optionee's base salary as in effect immediately prior to the Change in  Control;  (iv) without  Optionee's  express  written  consent,  a  material reduction  by  the  Company  in the kind or level of employee benefits to which

Optionee is entitled immediately prior to the Change in Control with the result that  Optionee's overall benefits  package  is  significantly  reduced  (unless reductions  comparable  in  amount  and  duration are concurrently made for all other employees of the Company with responsibilities, organizational level, and title  comparable  to  the Optionee); (v) without  Optionee's  express  written consent, the relocation of Optionee to a facility or a location more than fifty

(50)  miles from his location  before  the  Change  in  Control;  or  (vi)  any purported termination of Optionee other than for "Cause" (as defined below).

      For  this purpose, "Cause" means (i) any act of personal dishonesty taken by the Optionee  in  connection with his responsibilities as a Service Provider which is intended to result  in  personal  enrichment of the Optionee; (ii) the

Optionee's  conviction  of  a  felony;  (iii) any  act  by  the  Optionee  that

constitutes  material  misconduct  and  is  injurious   to   the  Company;  and

(iv) continued violations by the Optionee of the Optionee's obligations  to the

Company  after written notice from the Company of, and a reasonable opportunity to cure, such violations.

      Termination Period:

      This  Option  shall be exercisable for three months after Optionee ceases to be a Service Provider.  Upon Optionee's death or Disability, this Option may be exercised for one  year  after Optionee ceases to be a Service Provider.  In no event may Optionee exercise  this  Option  after the Term/Expiration Date as provided above.

II.   AGREEMENT

      1.    Grant of Option.  The Plan  Administrator  of  the  Company  hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option

(the "Option") to purchase  the  number  of  Shares  set forth in the Notice of

Grant, at the exercise price per Share set forth in the  Notice  of  Grant (the

"Exercise  Price"), and subject to the terms and conditions of the Plan,  which is incorporated  herein by reference.  Subject to Section 14(c) of the Plan, in the event of a conflict  between  the terms and conditions of the Plan and this

Option Agreement, the terms and conditions of the Plan shall prevail.

            If designated in the Notice  of  Grant as an Incentive Stock Option

("ISO"), this Option is intended to qualify as  an  Incentive  Stock  Option as

defined  in  Section 422  of  the  Code.   Nevertheless,  to the extent that it

exceeds the $100,000 rule of Code Section 422(d), this Option  shall be treated as a Nonstatutory Stock Option ("NSO").

      2.    Exercise of Option.

            (a)   Right  to Exercise.  This Option shall be exercisable  during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

            (b)   Method of  Exercise.   This  Option  shall  be exercisable by

delivery of an exercise notice in the form attached as Exhibit A (the "Exercise

Notice") which shall state the election to exercise the Option,  the  number of

Shares  with  respect  to  which  the Option is being exercised, and such other representations and agreements as may  be required by the Company. The Exercise

Notice  shall  be signed by the Optionee and  accompanied  by  payment  of  the aggregate Exercise  Price as to all Exercised Shares.  The Exercise Notice must be  delivered in person,  by  certified  or  registered  mail,  return  receipt requested,  by  confirmed facsimile transmission, or by such other means as the

Company may permit,  to  the  Chief  Financial Officer of the Company, or other

authorized representative of the Company.   This  Option  shall be deemed to be

exercised  upon receipt by the Company of such fully executed  Exercise  Notice accompanied by the aggregate Exercise Price.

            (c)   Requirement of Advance Notice.  For so long as the provisions of this Section 2(c)  are  in  effect,  the Optionee shall deliver the Exercise

Notice to the Company at least five (5) days  prior  to  the date on which such exercise  is  proposed to be effective (the "Proposed Exercise  Date")  and  at least five (5) days prior to the termination of the Option.  In addition to the requirements stated  in  Section  2(b),  the  Exercise  Notice  shall state the

Proposed Exercise Date, and the Option shall be deemed to be exercised  on  the

Proposed  Exercise  Date.   Except  as  otherwise permitted by the Company, the

Optionee's failure to comply with the requirements  of  this Section 2(c) shall extend the Proposed Exercise Date to a date at least five  (5)  days  following the  Company's  receipt  of an Exercise Notice which complies in full with  the

requirements of Sections 2(b)  and  2(c).   If  the  Proposed Exercise Date, as

extended pursuant to the preceding sentence, would follow  the  termination  of the  Option,  the  Option  shall  terminate  at the time provided in this Stock

Option Agreement.  The provisions of this Section 2(c) shall terminate upon the

first  day  after  the  occurrence  of any one of the  following  events:   (i)

Optionee  and  Company  otherwise agree  in  writing,  or  (ii)  twelve  months following an underwritten  public  offering  of  the  Common  Stock, or (iii) a

Change in Control.

      No  Shares shall be issued pursuant to the exercise of an  Option  unless such issuance  and  such exercise complies with Applicable Laws.  Assuming such compliance, for income  tax purposes the Shares shall be considered transferred to the Optionee on the date  on  which  the Option is exercised with respect to such Shares.

      3.    Optionee's Representations.   In the event the Shares have not been

registered under the Securities Act of 1933,  as  amended,  at  the  time  this

Option   is  exercised,  the  Optionee  shall,  if  required  by  the  Company,

concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

            (a)   Lock-Up  Period.   Optionee hereby agrees that Optionee shall

not offer, pledge, sell, contract to sell,  sell  any  option  or  contract  to purchase,  purchase  any option or contract to sell, grant any option, right or warrant to purchase, lend,  or  otherwise  transfer  or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers  to  another, in whole or in part, any of the economic consequences of ownership of any  Common Stock (or other securities) of the Company held by Optionee (other than those included in the  registration)  for  a  period  specified  by  the  representative  of  the underwriters of Common Stock (or other securities) of the Company not to exceed one  hundred  eighty  (180) days following the effective date of a registration statement of the Company filed under the Securities Act.

            (b)   Optionee  agrees to execute and deliver such other agreements as may be reasonably requested  by  the  Company  or  the underwriter which are consistent  with the foregoing or which are necessary to  give  further  effect thereto.  In addition, if requested by the Company or the representative of the underwriters  of  Common  Stock  (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required  by  the  Company  or  such  representative  in  connection  with  the completion of any public offering of the  Company's  securities  pursuant  to a

registration  statement  filed  under  the  Securities  Act.   The  obligations

described in this Section shall not apply to a registration relating  solely to employee  benefit  plans  on Form S-1 or Form S-8 or similar forms that may  be promulgated in the future,  or  a  registration relating solely to a Commission

Rule 145 transaction on Form S-4 or  similar  forms  that may be promulgated in the future.  The Company may impose stop-transfer instructions  with respect to the  shares  of  Common  Stock  (or  other securities) subject to the foregoing restriction  until  the  end  of said one  hundred  eighty  (180)  day  period.

Optionee agrees that any transferee  of  any  Option  shall  be  bound  by this

Section.

      4.    Method  of  Payment.  Payment of the aggregate Exercise Price shall be by any of the following,  or  a  combination thereof, at the election of the

Optionee:

            (a)   cash or check;

            (b)   surrender of other Shares which, (i) in the case of Shares acquired  from  the Company,  either  directly  or

                          indirectly, have  been  owned  by the Optionee for

                          more than six (6) months on the date of surrender,

                          and (ii) have a Fair Market Value  on  the date of

                          surrender equal to the aggregate Exercise Price of

                          the Exercised Shares; or

            (c)   This option may also be exercised by means of a "cashless

                          exercise" in which the Optionee shall be entitled

                          to receive a certificate for the number of option

                          shares equal to the quotient obtained by dividing

                          [(A-B)(X)] by A where:

                  A= closing price of the Company's shares on the Trading Day immediately preceeding the date of such election

                  B=The exercise Price of this Option, as adjusted; and

                  X=The number of Option Shares issuable upon exercise of this

Option in accordance with the terms of this Option by means of a cash exercise rather than a cashless exercise.

      5.    Restrictions  on Exercise.  This Option may not be exercised  until such time as the Plan has been  approved by the shareholders of the Company, or if the issuance of such Shares upon  such  exercise or the method of payment of consideration for such shares would constitute  a  violation  of any Applicable

Law.

      6.    Non-Transferability  of  Option.   Except  with the prior,  express

written permission of the Administrator, this Option may  not be transferred in any manner otherwise than by will or by the laws of descent or distribution and

may be exercised during the lifetime of Optionee only by Optionee.   The  terms

of  the  Plan  and  this  Option Agreement shall be binding upon the executors,

administrators, heirs, successors and assigns of the Optionee.

      7.    Term of Option.   This Option may be exercised only within the term

set out in the Notice of Grant,  and  may be exercised during such term only in accordance with the Plan and the terms of this Option.

      8.    Tax Obligations.

            (a)   Withholding  Taxes.   Optionee  agrees  to  make  appropriate

arrangements  with  the  Company  (or the Parent  or  Subsidiary  employing  or retaining Optionee) for the satisfaction  of  all  Federal,  state,  local  and foreign  income  and  employment tax withholding requirements applicable to the

Option exercise.  Optionee  acknowledges and agrees that the Company may refuse to honor the exercise and refuse  to deliver Shares if such withholding amounts are not delivered at the time of exercise.

            (b)   Notice of Disqualifying  Disposition  of  ISO Shares.  If the

Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes  of any of the Shares acquired pursuant to the ISO on  or  before  the later of (1) the  date  two  years after the Date of Grant, or (2) the date one year after the date of exercise,  the  Optionee  shall  immediately  notify the

Company in writing of such disposition.  Optionee agrees that Optionee  may  be subject  to  income  tax  withholding by the Company on the compensation income recognized by the Optionee.

      9.    Entire Agreement;  Governing  Law.  The Plan is incorporated herein

by  reference.   The  Plan  and  this Option Agreement  constitute  the  entire agreement  of  the  parties with respect  to  the  subject  matter  hereof  and supersede in their entirety  all  prior  undertakings  and  agreements  of  the

Company  and Optionee with respect to the subject matter hereof, and may not be modified adversely  to  the  Optionee's  interest  except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws but not the choice of law rules of Washington.

      10.   No  Guarantee  of  Continued  Service.  OPTIONEE  ACKNOWLEDGES  AND

AGREES THAT THE VESTING OF SHARES PURSUANT  TO  THE  VESTING SCHEDULE HEREOF IS

EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT

THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION  OR  ACQUIRING SHARES

HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS  AGREEMENT, THE

TRANSACTIONS  CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH  HEREIN

DO NOT CONSTITUTE  AN  EXPRESS  OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A

SERVICE PROVIDER FOR THE VESTING  PERIOD,  FOR ANY PERIOD, OR AT ALL, AND SHALL

NOT  INTERFERE  IN ANY WAY WITH OPTIONEE'S RIGHT  OR  THE  COMPANY'S  RIGHT  TO

TERMINATE OPTIONEE'S  RELATIONSHIP  AS  A SERVICE PROVIDER AT ANY TIME, WITH OR

WITHOUT CAUSE.

      Optionee acknowledges receipt of a  copy  of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts

this Option subject to all of the terms and provisions  thereof.   Optionee has

reviewed the Plan and this Option in their entirety, has had an opportunity  to obtain  the  advice  of  counsel  prior  to  executing  this  Option  and fully understands all provisions of the Option.  Optionee hereby agrees to accept  as

binding,   conclusive  and  final  all  decisions  or  interpretations  of  the

Administrator  upon  any  questions  arising  under  the  Plan  or this Option.

Optionee further agrees to notify the Company upon any change in  the residence address indicated below.

OPTIONEE                                 IDAHO GENERAL MINES, INC.

Signature                                By  Robert L. Russell, President

Print Name

Residence Address:

                                   EXHIBIT A

                               STOCK OPTION PLAN

                                EXERCISE NOTICE

Idaho General Mines, Inc.

416 River Street

P.O. Box 709

Wallace, ID 83873-1154

Attention: STOCK OPTION PLAN ADMINISTRATOR

      1.    Exercise of Option.  Effective as of today, __________________, the undersigned  ("Optionee")  hereby  elects  to  exercise  Optionee's  option  to purchase  _________ shares of the Common Stock (the "Shares") of Idaho  General

Mines, Inc. (the "Company") under and pursuant to the Idaho General Mines, Inc.

Stock Option  Plan  (the  "Plan")  and  the  Stock Option Agreement dated as of

___________________, 2003 (the "Option Agreement").

      2.    Delivery of Payment.  Purchaser herewith  delivers  to  the Company the  full  purchase  price of the Shares, as set forth in the Option Agreement,

and any and all withholding  taxes  due  in connection with the exercise of the

Option.

      3.    Representations of Optionee.   Optionee  acknowledges that Optionee

has received, read and understood the Plan and the Option  Agreement and agrees to abide by and be bound by their terms and conditions.

      4.    Rights  as  Shareholder.   Until  the  issuance of the  Shares  (as

evidenced by the appropriate entry on the books of the  Company  or  of  a duly authorized  transfer  agent  of  the  Company),  no  right  to  vote or receive dividends or any other rights as a shareholder shall exist with respect  to the

Optioned  Stock,  notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee  as soon as practicable after the Option is exercised

in accordance with the Option  Agreement.   No  adjustment  shall be made for a

dividend  or  other  right for which the record date is prior to  the  date  of issuance except as provided in Section 12 of the Plan.

      5.    Tax Consultation.   Optionee  understands  that Optionee may suffer

adverse tax consequences as a result of Optionee's purchase  or  disposition of

the  Shares.   Optionee  represents  that Optionee has consulted with  any  tax consultants  Optionee  deems  advisable in  connection  with  the  purchase  or disposition of the Shares and that  Optionee  is not relying on the Company for any tax advice.

      6.    Restrictive Legends and Stop-Transfer Orders.

            (a)   Legends.  Unless the Shares received  upon  exercise  of  the

Option  have  been  registered  under  the  Securities  Act  of 1933, (it being understood  that  the  company is not obligated to register such  Shares),  the

Optionee understands and  agrees  that  the Company shall cause the legends set forth below or legends substantially equivalent  thereto, to be placed upon any certificate(s)  evidencing  ownership of the Shares  together  with  any  other legends that may be required  by  the Company or by state or federal securities laws:

            THE  SECURITIES  REPRESENTED   HEREBY   HAVE   NOT  BEEN

            REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE  "ACT")

            AND  MAY  NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED,

            PLEDGED OR  HYPOTHECATED  UNLESS  AND  UNTIL  REGISTERED

            UNDER  THE  ACT  OR,  IN  THE OPINION OF COMPANY COUNSEL

            SATISFACTORY TO THE ISSUER  OF  THESE  SECURITIES,  SUCH

            OFFER,  SALE  OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN

            COMPLIANCE THEREWITH.

            (b)   Stop-Transfer  Notices.   Optionee  agrees  that, in order to

ensure  compliance  with the restrictions referred to herein, the  Company  may issue appropriate "stop  transfer"  instructions to its transfer agent, if any,

and that, if the Company transfers its  own securities, it may make appropriate notations to the same effect in its own records.

            (c)   Refusal  to Transfer.  The  Company  shall  not  be  required

(i) to transfer on its books  any  Shares  that  have  been  sold  or otherwise transferred  in  violation of any of the provisions of this Exercise Notice  or

(ii) to treat as owner  of  such  Shares  or to accord the right to vote or pay dividends to any purchaser or other transferee  to  whom such Shares shall have been so transferred.

      8.    Successors and Assigns.  The Company may  assign  any of its rights under this Exercise Notice to single or multiple assignees, and  this  Exercise

Notice shall inure to the benefit of the successors and assigns of the Company.

Subject to the restrictions on transfer herein set forth, this Exercise  Notice shall be binding upon Optionee and his or her heirs, executors, administrators,

successors and assigns.

      9.    Interpretation.   Any  dispute regarding the interpretation of this

Exercise Notice shall be submitted by  Optionee  or by the Company forthwith to the Administrator which shall review such dispute  at its next regular meeting.

The  resolution  of  such a dispute by the Administrator  shall  be  final  and binding on all parties.

      10.   Governing  Law;  Severability.  This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Idaho.

      11.   Entire Agreement.   The  Plan and Option Agreement are incorporated

herein by reference.  This Exercise Notice,  the  Plan and the Option Agreement

constitute  the entire agreement of the parties with  respect  to  the  subject matter hereof  and  supersede  in  their  entirety  all  prior undertakings and agreements  of  the  Company  and Optionee with respect to the  subject  matter hereof, and may not be modified  adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

Submitted by:                            Accepted by:

OPTIONEE                                 IDAHO GENERAL MINES, INC.

Signature                                By

Print Name                               Title

Address:                                 Address:

                                         Date Received